UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2012

Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800, 1333 - 8th Street SW Calgary, Alberta, Canada	T2R 1M6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.         Shareholder Director Nominations.

At its meeting on February 19, 2011, the Board of Directors of Oilsands Quest Inc. (the “Company”) approved the date for its fiscal 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on April 24, 2012 at 3:00 P.M. MST at the Telus Convention Center, Meeting Room 103, 120 9th Avenue S.E. Calgary, Alberta, T2G 0P3, subject to adjournment as provided in the By-laws of the Company, or at such other location as may be specified in the Proxy Statement for the Annual Meeting.

Due to this postponement, the due dates for the provision of any qualified stockholder proposal or qualified stockholder nominations under the rules of the Securities and Exchange Commission and the Amended and Restated Bylaws of the Company described in the Company's 2011 Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on August 27, 2010 are no longer applicable. Such nominations and proposals, including any notice on Schedule 14N, are now due to the Company on February 28, 2012, as the Company intends to distribute its proxy materials on March 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2012	Oilsands Quest Inc.
(Registrant)

/s/ Garth Wong
	Name:	Garth Wong
	Title:	President and Chief Executive Officer